Exhibit 99.2 - Notice of Hearing of Petition.


 VANCOUVER                                           No. 225054 VA02
MAR 27 2002                                         Vancouver Registry
 REGISTRY

                    IN THE SUPREME COURT OF BRITISH COLUMBIA

                                 IN BANKRUPTCY

                       IN THE MATTER OF THE BANKRUPTCY OF

                         MODERNGROOVE ENTERTAINMENT, INC.


                          NOTICE OF HEARING OF PETITION


TO:     Moderngroove Entertainment, Inc.
        Registered Office
        300 - 15127 - 100th Avenue
        Surrey, BC V3R ON9


AND TO: The Official Receiver, Vancouver
        British Columbia, Bankruptcy Division
        Department of Consumer & Corporate Affairs
        1900 - 300 West Georgia Street
        Vancouver, British Columbia V6B 6E1


     TAKE NOTICE that a Petition that a Receiving Order be made in respect of the property of Moderngroove Entertainment, Inc. will be heard before the presiding Judge (or Master, if a Registrar in Bankruptcy) in Chambers, at the Courthouse, 800 Smithe Street, Vancouver, British Columbia, on Tuesday the 9th day of April 2002, at the hour of 9:45 o'clock in the forenoon or so soon thereafter as the Petition can be heard.

     AND FURTHER TAKE NOTICE that if notice of cause against the Petitioner is not filed in Court and a copy thereof served on the solicitor for the petitioning creditor at least two days




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before the hearing and if you do not appear at the hearing, the Court may make a Receiving Order on such proof of the statements in the Petition as the Court shall think sufficient.

DATED at Vancouver, British Columbia, this 27th day of March, 2002.

                            /s/ Peter C. Lee
                            --------------------------------------
                            Davis & Company (Peter C. Lee)
                            Solicitors for Canadian Imperial Bank of Commerce

This matter is of a non-contentious nature and we estimate it will take 5 minutes to complete.

This matter is within the jurisdiction of a Master, if a Registrar in Bankruptcy.

The Solicitor for the Petitioner is Davis & Company, (PCL) of the firm of Davis & Company, Barristers and Solicitors, 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7. Tel. 687-9444.

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